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As filed with the Securities and Exchange Commission on December 14, 2004

Registration No. 333-113256

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 10
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CASCADE MICROTECH, INC.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of Incorporation or Organization)	3825 (Primary Standard Industrial Classification Code Number)	93-0856709 (I.R.S. Employer Identification Number)
2430 N.W. 206th Avenue Beaverton, Oregon 97006 (503) 601-1000 (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Eric W. Strid
Chief Executive Officer
Cascade Microtech, Inc.
2430 N.W. 206th Avenue
Beaverton, Oregon 97006
(503) 601-1000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Gregory E. Struxness, Esq. Ater Wynne LLP 222 S.W. Columbia, Suite 1800 Portland, OR 97201 (503) 226-1191	Matthew W. Sonsini, Esq. Wilson Sonsini Goodrich and Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), check the following box:    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The sole purpose of this Amendment No. 10 to Registration Statement on Form S-1 (No. 333-113256) is to amend and restate Part II, Item 16, Exhibits, and to refile Exhibit 5.1. No other changes have been made to the Registration Statement on Form S-1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by us in connection with the resale of the securities being registered. All amounts except the Securities and Exchange Commission ("SEC") registration fee are estimated.

SEC Registration Fee	$8,100
NASD Filing Fee	$10,000
Nasdaq National Market Listing Fee	$105,000
Accounting Fees and Expenses	$375,000
Legal Fees and Expenses	$350,000
Printing and Engraving Expenses	$200,000
Transfer Agent and Registrar Fees	$10,000
Miscellaneous Expenses	$41,900

Total	$1,100,000

Item 14. Indemnification of Directors and Officers.

        As an Oregon corporation, we are subject to the Oregon Business Corporation Act ("OBCA") and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the OBCA, Article IV of our Second Restated Articles of Incorporation (the "Restated Articles") eliminates the liability of our directors to us or our shareholders, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities.

        Section 60.387 et seq. of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against breaches of the duty of loyalty. The OBCA provides for mandatory indemnification of directors against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Article IV of the Restated Articles requires us to indemnify our directors and officers to the fullest extent not prohibited by law.

        The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

        We also have entered into indemnity agreements with each of our executive officers and each member of our board of directors. These indemnity agreements provide for indemnification of the indemnitee to the fullest extent allowed by law.

Item 15. Recent Sales of Unregistered Securities.

        In the three years prior to the effective date of this registration statement, we have issued and sold the following unregistered securities:

  •
  On December 30, 2003, we issued 18,091 shares of common stock upon the exercise of outstanding warrants. The exercise price of the warrants was paid with $57,000 and the surrender of warrants to purchase 6,909 shares of common stock at an exercise price of $3.80 per share.

  •
  Since October 1, 2001, we have granted options to purchase 1,047,400 shares of common stock to our employees, and members of our Board of Directors. As of September 30, 2004, 312,443 of these options have been exercised for an aggregate consideration of $324,984.

        Upon completion of the offering covered by this registration statement, all outstanding shares of Series A and Series B convertible preferred stock will automatically convert into 2,346,486 shares of common stock.

        The sale of the above securities was deemed to be exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or transactions pursuant to compensation benefit plans and contracts relating to compensation as provided under Rule 701. These sales were made without general solicitation or advertising. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment.

Item 16. Exhibits and Financial Statement Schedules.

  (a)
  The following exhibits are filed herewith:

Exhibit No.	Document
1.1•	Form of Underwriting Agreement.
3.1•	Restated Articles of Incorporation of Cascade Microtech, Inc., as amended.
3.2•	Form of Second Amended and Restated Articles of Incorporation of Cascade Microtech, Inc.
3.3•	Form of Third Amended and Restated Articles of Incorporation of Cascade Microtech, Inc.
3.4•	Restated Bylaws of Cascade Microtech, Inc. (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1, File No. 333-47100).
3.5•	Form of Second Amended and Restated Bylaws of Cascade Microtech, Inc.
4.1	Reference is made to Exhibit 3.1
4.2•	Investor Rights' Agreement for Series C Preferred Stock Investors, dated December 16, 1999. (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, File No. 333-47100).
5.1	Form of Opinion of Ater Wynne LLP as to the legality of the Common Stock being registered.
10.1•	Form of Indemnity Agreement between the Company and each of its Officers and Directors. (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, File No. 333-47100).

10.2/*/•	Cascade Microtech, Inc. 1993 Stock Incentive Plan, as amended. (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, File No. 333-47100).
10.3/*/•	Cascade Microtech, Inc. 2000 Stock Incentive Plan, as amended.
10.4/*/•	Cascade Microtech, Inc. 2004 Employee Stock Purchase Plan.
10.5•	Lease Agreements I and II between Amberjack, Ltd. and Cascade Microtech, Inc. dated August 20, 1997, and Amendment No. 2 to Lease Agreement I dated July 23, 1998, and Amendment No. 2 to Lease Agreement II dated April 12, 1999. (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1, File No. 333-47100).
10.6•	Lease Agreement between Bermuda Trust (Singapore) Limited and Cascade Microtech, Inc. commencing December 12, 2003.
10.7†•	Patent License Agreement between Micronics Japan Co., Ltd, Hewlett Packard Japan, Ltd., and Cascade Microtech Japan, Inc. dated July 28, 1997. (incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-1, File No. 333-47100).
10.8/*/•	Employment Agreement of Eric Blachno.
10.9•	Stock Sale and Note Purchase Agreement between Cascade Microtech, Inc. and Teachers Insurance and Annuity Association of America, dated December 29, 2003.
10.10•	Senior Unsecured Note due December 29, 2006.
10.11†•	Purchase Agreement between Intel Corporation and Cascade Microtech, Inc., dated April 12, 2003.
10.12/*/•	Employment Agreement of Steven Sipowicz.
21.1•	List of Subsidiaries.
23.1•	Consent of Ater Wynne LLP. Reference is made to Exhibit 5.1.
23.2•	Independent Registered Public Accounting Firm Report on Schedule and Consent.
24.1•	Powers of Attorney.

*
To be filed by amendment.

•
Previously Filed

/*/
Represents a management compensation agreement

†
Confidential Treatment requested as to certain portions of this exhibit.

        (b)   Schedules have been omitted since they are not required or are not applicable or the required information is shown in the financial statement or related notes.

Item 17. Undertakings.

        We hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  •
  to include any prospectus required by section 10(a)(3) of the Securities Act;

  •
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

  •
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

        (4)   For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (5)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        We hereby undertake to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on December 14, 2004.

CASCADE MICROTECH, INC.
By:	/s/ ERIC W. STRID Eric W. Strid Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been duly signed by the following persons in the capacities indicated as of December 14, 2004.

/s/ ERIC W. STRID Eric W. Strid	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ STEVEN SIPOWICZ Steven Sipowicz	Chief Financial Officer, Treasurer (Principal Financial Officer and Accounting Officer)
K. REED GLEASON* K. Reed Gleason	Vice President of Advanced Development and Director
Keith Barnes	Director
F. PAUL CARLSON* F. Paul Carlson	Director
George P. O'Leary	Director
WILLIAM R. SPIVEY* William R. Spivey	Director
*By:	/s/ ERIC W. STRID Eric W. Strid Attorney-in-fact

EXHIBIT LIST

1.1•	Form of Underwriting Agreement.
3.1•	Restated Articles of Incorporation of Cascade Microtech, Inc., as amended.
3.2•	Form of Second Amended and Restated Articles of Incorporation of Cascade Microtech, Inc.
3.3•	Form of Third Amended and Restated Articles of Incorporation of Cascade Microtech, Inc.
3.4•	Restated Bylaws of Cascade Microtech, Inc. (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1, File No. 333-47100).
3.5•	Form of Second Amended and Restated Bylaws of Cascade Microtech, Inc.
4.1	Reference is made to Exhibit 3.1
4.2•	Investor Rights' Agreement for Series C Preferred Stock Investors, dated December 16, 1999. (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1 File No. 333-47100).
5.1	Form of Opinion of Ater Wynne LLP as to the legality of the Common Stock being registered.
10.1•	Form of Indemnity Agreement between the Company and each of its Officers and Directors. (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, File No. 333-47100).
10.2/*/•	Cascade Microtech, Inc. 1993 Stock Incentive Plan, as amended. (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, File No. 333-47100).
10.3/*/•	Cascade Microtech, Inc. 2000 Stock Incentive Plan, as amended.
10.4/*/•	Cascade Microtech, Inc. 2004 Employee Stock Purchase Plan.
10.5•	Lease Agreements I and II between Amberjack, Ltd. and Cascade Microtech, Inc. dated August 20, 1997, and Amendment No. 2 to Lease Agreement I dated July 23, 1998, and Amendment No. 2 to Lease Agreement II dated April 12, 1999. (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1, File No. 333-47100).
10.6•	Lease Agreement between Bermuda Trust (Singapore) Limited and Cascade Microtech, Inc. commencing December 12, 2003.
10.7†•	Patent License Agreement between Micronics Japan Co., Ltd, Hewlett Packard Japan, Ltd., and Cascade Microtech Japan, Inc. dated July 28, 1997. (incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-1, File No. 333-47100).
10.8/*/•	Employment Agreement of Eric Blachno.
10.9•	Stock Sale and Note Purchase Agreement between Cascade Microtech, Inc. and Teachers Insurance and Annuity Association of America, dated December 29, 2003.
10.10•	Senior Unsecured Note due December 29, 2006.
10.11†•	Purchase Agreement between Intel Corporation and Cascade Microtech, Inc. dated April 12, 2003.
10.12/*/•	Employment Agreement of Steven Sipowicz.
21.1•	List of Subsidiaries.
23.1•	Consent of Ater Wynne LLP. Reference is made to Exhibit 5.1.
23.2•	Independent Registered Public Accounting Firm Report on Schedule and Consent.
24.1•	Powers of Attorney.

*
To be filed by amendment.

•
Previously filed.

/*/
Represents a management compensation agreement.

†
Confidential Treatment requested as to certain portions of this exhibit.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES
EXHIBIT LIST